Exhibit 99.1

Dana Prices €325 Million Senior Notes Offering

MAUMEE, Ohio, May 14, 2021– Dana Incorporated (NYSE: DAN) (“Dana”) today announced that its wholly-owned subsidiary, Dana Financing Luxembourg S.à r.l., has priced its offering of €325 million aggregate principal amount of 3.000% Senior Notes due 2029 (the “2029 Notes”). The 2029 Notes will be fully and unconditionally guaranteed by Dana.

The company intends to allocate the net proceeds from the offering, together with cash on hand, to (i) redeem all of Dana’s outstanding 6.500% Senior Notes due 2026 and (ii) pay related fees and expenses.

Credit Suisse Securities (Europe) Limited, J.P. Morgan Securities plc, Bank of Montreal, London Branch, Barclays Bank PLC, BofA Securities Europe SA, Citigroup Global Markets Limited, Goldman Sachs International, Mizuho Securities Europe GmbH, RBC Capital Markets, LLC, are acting as joint book-running managers in the offering , Citizens Capital Markets, Fifth Third Securities, Inc. and KeyBank Capital Markets Inc. are acting as co-managers in the offering and Credit Suisse Securities (Europe) Limited and J.P. Morgan Securities plc are also acting as the representative of the initial purchasers in the offering.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Manufacturer target market (MIFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including with respect to the use of proceeds, are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions for all mobility markets across the globe. The company’s conventional and clean-energy solutions support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $7.1 billion in 2020 with 38,000 associates in 33 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2021” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on its people, which has earned it global recognition as a top employer, including “World’s Best Employer” from Forbes magazine.

Media Contact: Jeff Cole +1-419-887-3535 jeff.cole@dana.com	Investor Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com